    Confidential
Execution Version

EXHIBIT 10.63
CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is entered into and made effective as of January 14, 2026 (the “Effective Date”), by and between Novavax Inc. (“Novavax”), a Delaware corporation, with a principal place of business at 21 Firstfield Rd, Gaithersburg, MD 20878, and Pfizer Inc. (“Pfizer”), a Delaware corporation, with a principal place of business at 66 Hudson Boulevard, New York, NY 10001. Novavax and Pfizer may each be referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Novavax has developed the Adjuvant and Controls the Novavax Technology;
WHEREAS, Pfizer has extensive experience and expertise in the development, manufacturing and commercialization of biopharmaceutical products;
WHEREAS, subject to the terms and conditions of this Agreement, Novavax wishes to grant to Pfizer, and Pfizer wishes to receive from Novavax, a non-exclusive license under the Novavax Technology to Develop, Manufacture, Commercialize and otherwise Exploit Products in the Field in the Territory;
WHEREAS, following the Effective Date, the Parties will negotiate in good faith and enter into that certain Clinical Supply Agreement, pursuant to which Novavax shall manufacture and supply to Pfizer the Adjuvant for Development of Products; and
WHEREAS, Novavax and Pfizer intend to enter into that certain Commercial Supply Agreement for the manufacture and supply of the Adjuvant for Commercialization of Products at a later date as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novavax and Pfizer, intending to be legally bound, hereby agree as follows:
1.DEFINITIONS.
1.1“Additional Damages” has the meaning set forth in Section 8.4(b).

    Confidential
Execution Version

1.2“Additional Third Party License” has the meaning set forth in Section 3.4(c).
1.3“Adjuvant” means the saponin-based adjuvant developed by Novavax or its Affiliates, as described in the Matrix-M MF, including, to the extent applicable, any [***] (the components of Matrix-M) that are supplied to Pfizer by Novavax.
1.4“Adjuvant Intermediates” means [***].
1.5“Adjuvant Intermediate Trigger Event” means (a) [***], or (c) following the occurrence of an Adjuvant Manufacturing Trigger Event, the failure of Novavax to deliver (in conformance with specifications and all other requirements for delivery under the applicable Supply Agreement) at least (i) (A) [***] of all amounts of Adjuvant Intermediates that Novavax is required to deliver pursuant to the terms of the Clinical Supply Agreement [***]or (B) [***] of all amounts of Adjuvant Intermediates that Novavax is required to deliver pursuant to the terms of the Commercial Supply Agreement in any [***], or (ii) (A) [***] of all amounts of Adjuvant Intermediates that Novavax is required to deliver pursuant to the terms of the Clinical Supply Agreement during [***] during the Term or (B) [***] of all amounts of Adjuvant Intermediates that Novavax is required to deliver pursuant to the terms of the Commercial Supply Agreement during [***] during the Term, provided that regardless of whether any [***] were accepted by Pfizer, such Late Delivered Amounts will be deemed not delivered for purposes of the calculations pursuant to clause (c).
1.6“Adjuvant Manufacturing Trigger Event” means (a) the failure of Novavax to deliver (in conformance with specifications and all other requirements for delivery under the applicable Supply Agreement), at least (i) (A) [***] of Adjuvant that Novavax is required to deliver pursuant to the terms of the Clinical Supply Agreement in any [***] or (B) [***] of all amounts of Adjuvant that Novavax is required to deliver pursuant to the terms of the Commercial Supply Agreement in [***], or (ii) (A) [***] of all amounts of Adjuvant that Novavax is required to deliver pursuant to the terms of the Clinical Supply Agreement during [***] during the Term or (B) [***] of all amounts of Adjuvant that Novavax is required to deliver pursuant to the terms of the Commercial Supply Agreement during [***] during the Term, or (b) Novavax being deemed a Debtor, provided that regardless of whether any [***].
1.7“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any Person that controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it (a) owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any such Person (whether through ownership of securities or other ownership interests, by contract or otherwise); provided, however, that where an entity owns a majority of the voting power necessary to elect a majority of the board of directors or other governing board of another entity, but is restricted from electing such majority by contract or otherwise, such entity will not be considered to be in control of such other entity until such time as such restrictions are no longer in effect.
1.8“Antigen” means [***].
1.9“Bankruptcy Case” has the meaning set forth in Section 8.7(a).

    Confidential
Execution Version

1.10“Bankruptcy Code” means Title 11 of the United States Code, as amended.
1.11“BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Product, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et. Seq including any supplemental Biologics License Application, or an equivalent foreign filing.
1.12“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York are authorized or required by applicable Law to remain closed.
1.13“Change of Control” means, with respect to a Party, (a) the acquisition (in a transaction or series of related transactions) by any Third Party (an “Acquirer”), together with its Affiliates, of beneficial ownership of more than fifty percent (50%) of the then outstanding securities or combined voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination (including a merger or consolidation) involving such Party with an Acquirer, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (>50%) of the then outstanding securities or combined voting power of the surviving entity or the parent company of the surviving entity immediately after such business combination; or (c) the sale or other transfer to an Acquirer of all or substantially all of such Party’s and its Affiliates’ assets or business relating to the subject matter of this Agreement in one transaction or a series of related transactions.
1.14“Clinical Supply Agreement” has the meaning set forth in Section 4.2(a).
1.15“Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects, including studies that are designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Marketing Approval of such pharmaceutical product or label expansion of such pharmaceutical product.
1.16“Combination Product” means any product or treatment consisting of a Product and one or more other products each of which are not a Product (each, an “Other Product”) where such Product and such other Product(s) are (a) packaged together or otherwise sold together for a single price and (b) intended to be co-administered to a patient at the same time. For clarity, a Product and one or more Other Products that are made such that they are in a co-formulated mixture with each other (i.e., mixed together as a single solution in the same container) shall not be a Combination Product and, notwithstanding the inclusion of such Other Product(s) in such co-formulated mixture, such co-formulated mixture shall be treated as a Product for purposes of this Agreement.
1.17“Commercial Supply Agreement” has the meaning set forth in Section 4.2(a).
1.18“Commercialize” or “Commercializing” means, with respect to a compound or product, to (a) market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize such compound

    Confidential
Execution Version

or product and (b) conduct activities required to maintain Marketing Approval or obtain or maintain Price Approval for a product that has received Marketing Approval. When used as a noun, “Commercialization” means any and all activities involved in Commercializing. The term “Commercialize” does not include Development activities or Manufacturing activities.
1.19“Confidential Information” means a Disclosing Party’s proprietary information (whether or not patentable) regarding or embodying such Disclosing Party’s or its Representatives’ technology, products, business information (including suppliers or supply chain sources) or objectives, that is communicated by or on behalf of the Disclosing Party in any form (written, oral, electronic, or otherwise).
1.20“Control” or “Controlled” means, with respect to any Intellectual Property Right or material, the ability (whether by sole, joint or other ownership interest, license or otherwise, other than pursuant to this Agreement) to, without violating the terms of any agreement with a Third Party, grant a license or sublicense or provide access or other right in, to or under such Intellectual Property Right or material provided that any Intellectual Property Right or material, as applicable, that comes into such Party’s or its Affiliates’ control as a result of a Change of Control of such Party, will not be deemed Controlled by such Party for purposes of this Agreement, except to the extent that such Intellectual Property Right or material, as applicable: (a) is necessary or reasonably useful to Exploit the Adjuvant and (b) (i) is actually used by such Party or its Affiliates (including the Acquirer), or Third Parties acting on their behalf, in the performance of activities under this Agreement or a Supply Agreement; (ii) is developed, acquired, or otherwise Controlled by the Acquirer pursuant to or in connection with a license or other agreement between the Acquirer or any of its Affiliates, on the one hand, and such Party, on the other hand, (iii) is developed or acquired by the Acquirer following such Change of Control with the use of or access to, or otherwise incorporates, is derived from, or based upon, the subject matter used or made available by the Acquirer under this Agreement, or (iv) is developed, acquired, or otherwise Controlled by the Acquirer in the course or as a result of performing its Affiliate’s obligations or exercising its Affiliate’s rights under this Agreement.
1.21“Cover” or “Covered” means, as to a particular subject matter (such as a compound, product or Know-How) and Patent Right in a particular country or other jurisdiction, that such subject matter meets or practices all elements or limitations of at least one (1) claim (as interpreted under principles of patent law in such country or jurisdiction or, in the case of applications filed under the Patent Cooperation Treaty, in the jurisdiction of the international searching authority) of such Patent Right.
1.22“Cure Period” has the meaning set forth in Section 8.3(a).
1.23“Debtor” has the meaning set forth in Section 8.7(a).
1.24“Detailed Royalty Report” has the meaning set forth in Section 3.4(f)(ii).
1.25“Develop” or “Developing” means to [***].
1.26“Development Milestone Event” has the meaning set forth in Section 3.2.
1.27“Development Milestone Payment” has the meaning set forth in Section 3.2.

    Confidential
Execution Version

1.28“Disclosing Party” has the meaning set forth in Section 9.1.
1.29“Effective Date” has the meaning set forth in the preamble.
1.30“EMA” means the European Medicines Agency or any successor agency thereto.
1.31“Escrow Agent” has the meaning set forth in Section 2.5.
1.32“Escrow Agreement” has the meaning set forth in Section 2.5.
1.33“Escrow Materials” has the meaning set forth in Section 2.5.
1.34“Executive Officers” has the meaning set forth in Section 10.3(b).
1.35“Exercise Notice” has the meaning set forth in Section 2.3.
1.36“Exploit” means to Develop, Manufacture, Commercialize, or otherwise use or exploit. Cognates of the word “Exploit” will have correlative meanings.
1.37“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.38“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.39“Field” means individually and collectively, (a) [***], or, upon exercise of the Second Field Option, (b) the Second Field.
1.40“First Commercial Sale” means, with respect to any Product and any country or regulatory jurisdiction in the Territory, the first sale of such Product by Pfizer or an Affiliate or Sublicensee (as applicable) to a Third Party in such country or regulatory jurisdiction after such Product has been granted Marketing Approval by the appropriate Regulatory Authority in such country or regulatory jurisdiction. Notwithstanding the foregoing, each of the following will not constitute a “First Commercial Sale”: (a) Products distributed for use in Clinical Trials, (b) Products sold or transferred by one Selling Party to another Selling Party, (c) Products distributed as samples, or (d) Products distributed for bona fide charitable purposes or as a donation.
1.41“Fiscal Quarter” means each of the four (4) successive thirteen (13) week periods, the first such thirteen (13) week period (a) with respect to the United States, commencing on January 1 of any Fiscal Year (“US Fiscal Quarter”), and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Fiscal Year.
1.42“Fiscal Year” means the twelve (12) month fiscal period observed by Pfizer (a) commencing on January 1 with respect to the United States, and (b) commencing on December 1 with respect to any country in the Territory other than the United States; provided that the first Fiscal Year shall commence on the Effective Date and, unless otherwise agreed between the Parties in writing, the last Fiscal Year shall end on the effective date of expiration or termination of this Agreement.
1.43“Foreground IP” has the meaning set forth in Section 5.1.

    Confidential
Execution Version

1.44“Foreign Exchange Rate” means the rate at which sales recorded in local currencies are converted to U.S. Dollars, the conversion to be performed in a manner consistent with Pfizer’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a customary accepted source of published exchange rates.
1.45“Fraction A” has the meaning set forth in Section 1.4.
1.46“Fraction C” has the meaning set forth in Section 1.4.
1.47“GAAP” means United States generally accepted accounting principles, consistently applied.
1.48“Global Trade Control Laws” has the meaning set forth in Section 10.8
1.49“Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or Person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or Person acting for or on behalf of a political party or candidate for public office, and (d) any employee or Person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare providers employed by government-owned hospitals will be considered Government Officials.
1.50“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.51“IND” means an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning a Clinical Trial, or an equivalent foreign filing.
1.52“Indemnified Party” has the meaning set forth in Section 7.3(a).
1.53“Indemnifying Party” has the meaning set forth in Section 7.3(a).
1.54“Intellectual Property Rights” means any and all (a) Patent Rights, (b) proprietary rights in Know-How, including trade secret rights, (c) proprietary rights associated with works of authorship and software, including copyrights, moral rights, and copyrightable works, and all applications, registrations, and renewals relating thereto, and derivative works thereof, and (d) other forms of proprietary or intellectual property rights however denominated throughout the world, other than Trademarks.
1.55“Know-How” means any proprietary invention, discovery, development, data, information, trade secret, process, method, formula, protocol, supply chain sources, technique, material (including any chemical or biological material), technology, result, cell line, cell, antibody or other protein, chemical structure, compound, probe, nucleic acid or other sequences or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.
1.56“Late Delivered Amounts” means all amounts that Novavax failed, or fails, to deliver within [***] after the delivery date set forth in an agreed order under a Supply Agreement for reasons outside of Pfizer’s, its Affiliates or their respective Third Party contractor’s (acting on behalf of Pfizer or its Affiliates) reasonable control or due to

    Confidential
Execution Version

a force majeure (a) provided that a Late Delivery Event pursuant to Section 1.57(a) has occurred, in the applicable [***] or (b) provided that a Late Delivery Event pursuant to Section 1.57(b) has occurred, in the applicable calendar year. For clarity, in the event that a Late Delivery Event has occurred, all amounts that Novavax failed, or fails, to deliver giving rise to such Late Delivery Event shall be included in the determination of Late Delivered Amounts.
1.57[***].
1.58“Law” means any law, statute, rule, regulation, ordinance, common law, or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city, or other political subdivision, as from time to time enacted, repealed, or amended, including, solely if and to the extent applicable, Good Laboratory Practices, Good Manufacturing Practices (GMP), Good Clinical Practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, the FD&C Act and similar laws and regulations in countries outside the United States, and all other rules, regulations, and requirements of the FDA or any other applicable Regulatory Authority, including the FD&C Act, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Civil Monetary Penalty Statute (42 U.S.C. §1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, and all applicable anti-corruption Laws, accounting and recordkeeping laws, and laws relating to interactions with healthcare professionals and Government Officials.
1.59“Liability” has the meaning set forth in Section 7.1.
1.60“Liquidation [***]” means the occurrence of either of the following: (a) Novavax files for protection under Laws to consummate or effect liquidation or winding-up (including a filing under Chapter 7 of the Bankruptcy Code), or (b) the institution of an involuntary proceeding under Laws to consummate or effect liquidation or winding-up (including an involuntary petition under Chapter 7 of the Bankruptcy Code), provided that in the case of such involuntary proceeding, such occurrence shall not be deemed a “Liquidation Trigger” unless and until the proceeding has not been dismissed within ninety (90) days after the commencement thereof.
1.61“Major Market” means each of France, Germany, Japan, Italy, Spain, the United Kingdom and the United States.
1.62“Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store, and for the purposes of further Manufacturing, distribute, import or export, a compound or product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a compound, protein, device or product or any component thereof. The term “Manufacture” does not include Development activities or Commercialization activities.
1.63“Marketing Approval” means, with respect to a pharmaceutical or biopharmaceutical product in a particular jurisdiction, the approval of a BLA or NDA, as applicable, for such product in such jurisdiction, excluding for the avoidance of doubt all Price Approvals and Third Party reimbursement approvals for such product in such jurisdiction.

    Confidential
Execution Version

1.64“Master File” or “MF” means a Master File (as defined by the FDA) or any foreign equivalent.
1.65[***].
1.66[***].
1.67“Matrix-M MF” means the MF for Matrix-M filed by Novavax or its Affiliates with the FDA in the United States and in existence as of the Effective Date, [***].
1.68“Milestone Payments” means the Development Milestone Payments and the Sales Milestone Payments.
1.69“NDA” means a New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning sales and marketing of a Product in the United States, or an equivalent foreign filing.
1.70“Net Sales” means, with respect to a Product, gross receipts from sales by Pfizer and its Affiliates and Sublicensees (each a “Selling Party”) of such Product to Third Parties in the Territory, less in each case, to the extent actually allowed and taken by such Selling Party, [***]. Net Sales will be determined from books and records maintained in accordance with GAAP, as consistently applied by Pfizer with respect to sales of each Product.

Notwithstanding the foregoing, Net Sales shall not include [***].

[***].
1.71“Notice of Dispute” has the meaning set forth in Section 10.3(a).
1.72“Novavax Adjuvant Intermediate Know-How” means any and all Know-How that, as of the Effective Date or during the Term, is Controlled by Novavax and actually used for the Manufacture of the Adjuvant Intermediates.
1.73“Novavax Adjuvant Know-How” means any and all Know-How that, as of the Effective Date or during the Term, is Controlled by Novavax and actually used for the Manufacture of the Adjuvant starting from Adjuvant Intermediates.
1.74“Novavax Indemnified Party” has the meaning set forth in Section 7.1.
1.75“Novavax Know-How” means any and all Know-How that is Controlled by Novavax or its Affiliates as of the Effective Date or thereafter during the Term and that is necessary or reasonably useful for the Development, Manufacturing, Commercialization or other Exploitation of (a) the Adjuvant for use in Products in the Field or (b) the Products in the Field. For the avoidance of doubt, Novavax Know-How includes Novavax Manufacturing Know-How.
1.76“Novavax Manufacturing Know-How” means (a) the Novavax Adjuvant Know-How, or (b) the Novavax Adjuvant Intermediate Know-How.

    Confidential
Execution Version

1.77“Novavax Patent Rights” means any and all Patent Rights Controlled by Novavax or its Affiliates as of the Effective Date, including those Patent Rights set forth in Exhibit 1.77, or thereafter during the Term that Cover the Novavax Know-How.
1.78“Novavax’s Knowledge” means the actual knowledge of the Chief Executive Officer, Chief Medical Officer, President of Research and Development, Executive Vice President Chief Operating Officer, Senior Vice President of Global Manufacturing, and Vice President, Chief Intellectual Property Counsel, together with the knowledge of any such individuals after consulting with his or her direct reports, and, with respect to Intellectual Property Right matters, consulting with any internal intellectual property counsel(s) who attend to Intellectual Property Right matters in the ordinary course.
1.79“Novavax Technology” means any Novavax Know-How and Novavax Patent Rights.
1.80“Offset Amounts” has the meaning set forth in Section 8.4(b).
1.81“Other Product” has the meaning set forth in Section 1.16.
1.82“Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.
1.83“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.84“Pfizer Indemnified Party” has the meaning set forth in Section 7.2.
1.85“Pharmacovigilance Agreement” has the meaning set forth in Section 4.4.
1.86“Phase III Clinical Trial” means a pivotal Clinical Trial with a defined dose or a set of defined doses of a pharmaceutical product designed to, or that does, ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation) or similar regulations outside of the United States, for the purpose of enabling the preparation and submission of an NDA, or BLA, as applicable.
1.87[***].
1.88“Price Approval” means, in any country or regulatory jurisdiction, as applicable, where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such

    Confidential
Execution Version

authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).
1.89“Product” means any pharmaceutical product that includes the Adjuvant and that is either approved (as indicated on the approved labeling) in the Field or being Developed in the Field with the intent, if such Development is successful, of seeking such an approval. For clarity, all pharmaceutical products that contain the Adjuvant and the identical set of Antigen(s) shall be deemed the same Product for purposes of this Agreement, irrespective of the formulation, dosage or dosage form, method of administration, or presentation of each such product.
1.90“Receiving Party” has the meaning set forth in Section 9.1.
1.91“Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including INDs, Marketing Approvals, approvals of supplements and amendments, Price Approvals, Third Party reimbursement approvals, pre- and post- approvals and labeling approvals) of any Regulatory Authority, necessary or useful for the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biopharmaceutical product in a country or regulatory jurisdiction.
1.92“Regulatory Authority” means, with respect to a country or regulatory jurisdiction in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with authority over the development, distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, commercialization or sale of pharmaceutical products (including any Product) including, to the extent required in such country or regulatory jurisdiction, Price Approval, for pharmaceutical products in such country or regulatory jurisdiction.
1.93“Representatives” means (a) with respect to Pfizer, its Affiliates and Sublicensees and each of their respective officers, directors, employees, consultants, contractors and agents, and (b) with respect to Novavax, its Affiliates and each of their respective officers, directors, employees, consultants, contractors and agents.
1.94“Response Period” has the meaning set forth in Section 2.3.
1.95“Restricted Market” has the meaning set forth in Section 10.8(a).
1.96“Restricted Party” has the meaning set forth in Section 10.8(b).
1.97“Restricted Party Lists” has the meaning set forth in Section 10.8(b).
1.98“Royalty Payments” has the meaning set forth in Section 3.4(a).
1.99“Royalty Term” means, with respect to any particular Product in any particular country or regulatory jurisdiction in the Territory, the period commencing on the First Commercial Sale of such Product in such country or regulatory jurisdiction and ending on the later of (a) the first date on which the Exploitation of such Product is no longer Covered by a Valid Claim in such country or regulatory jurisdiction and (b) twenty (20) years after the first country in which a First Commercial Sale of a Product in

    Confidential
Execution Version

the same Field as such Product occurs, in each case (a) and (b), in such country or regulatory jurisdiction.
1.100“Sales Milestone Event” has the meaning set forth in Section 3.3.
1.101“Sales Milestone Payment” has the meaning set forth in Section 3.3.
1.102“Second Field” means prophylaxis of the infectious disease for which Pfizer exercises the Second Field Option in accordance with Section 2.3.
1.103“Second Field Option” has the meaning set forth in Section 2.3.
1.104“Selling Party” has the meaning set forth in Section 1.70.
1.105“Stock Exchange” has the meaning set forth in Section 9.2(f).
1.106“Sublicensee” means any Third Party to which Pfizer grants, pursuant to Section 2.2, a sublicense of the rights granted to Pfizer under Section 2.1.
1.107“Supply Agreement” has the meaning set forth in Section 4.2(a).
1.108“Taxes” means all taxes, charges, fees, levies, or other assessments, including income, withholding, excise, value added, sales, payroll, transfer, and franchise taxes imposed by any Governmental Authority. Such term shall include any interest, penalties, or additions payable in connection with such taxes, charges, fees, levies, duties, or other assessments.
1.109“Term” has the meaning set forth in Section 8.1.
1.110“Territory” means worldwide.
1.111“Third Party” means any Person other than Pfizer, Novavax or their respective Affiliates.
1.112“Third Party Claim” has the meaning set forth in Section 7.3(a).
1.113“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.
1.114“Unavailable” means, with respect to an infectious disease proposed to be included as a Second Field, that (a) (i) Novavax has filed an IND for a Product owned or controlled by Novavax for prophylaxis of such infectious disease and (ii) Novavax has not permanently abandoned or terminated Development of such Product for prophylaxis against such infectious disease, or (b) Novavax has granted an exclusive license or similar right in relation to Products for prophylaxis of such infectious disease, or is otherwise subject to exclusivity obligations or covenants (such as an option to grant an exclusive license or similar right) under a legally binding contract that precludes the grant of rights to Products for prophylaxis of such infectious disease to Pfizer pursuant to this Agreement.
1.115“US Fiscal Quarter” has the meaning set forth in Section 1.41.

    Confidential
Execution Version

1.116“Valid Claim” means, with respect to a particular country or regulatory jurisdiction in the Territory, (a) a claim of an issued and unexpired Patent Right included within the Novavax Patent Rights claiming (i) the Adjuvant included in a Product or (ii) the Manufacture of such Adjuvant for use in a Product that (A) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal, and (B) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a bona fide claim of a pending patent application included within the Novavax Patent Rights claiming (i) the Adjuvant included in a Product or the Manufacture of such Adjuvant for use in such Product, in each case, that has not been (A) cancelled, withdrawn, abandoned or rejected and (B) has not been pending for more than [***] from the earliest date on which such patent application claims priority (provided that if such claim is later issued, then it will from the issuance date forward be deemed a Valid Claim if the Royalty Term has not already expired).
1.117“VAT” has the meaning set forth in Section 3.6(a).
2.GRANT OF RIGHTS.
2.1License Grants.
(a)Subject to the terms of this Agreement (including Section 2.8 and Section 2.9), Novavax hereby grants to Pfizer a non-exclusive, worldwide license, with the right to sublicense (solely as set forth in Section 2.2), under the Novavax Technology to (i) Develop, Commercialize, or otherwise Exploit (excluding to Manufacture) the Adjuvant for use in Products in the Field in the Territory and (ii) Develop, Manufacture (excluding to Manufacture the Adjuvant or any component of the Adjuvant including Adjuvant Intermediates), Commercialize, or otherwise Exploit Products in the Field in the Territory.
(b)Subject to the terms of this Agreement (including Sections 2.4, 2.9 and 4.2), Novavax hereby grants to Pfizer a non-exclusive, worldwide license, with the right to sublicense (solely as set forth in Section 2.2), under the Novavax Technology to Manufacture the Adjuvant (including the Manufacture of Adjuvant Intermediates for use in the Manufacture of the Adjuvant) for use in Products in the Field in the Territory.
2.2Sublicenses. Pfizer shall have the right, without the consent of Novavax, to grant sublicenses, through multiple tiers under the licenses granted in Section 2.1, to (a) its Affiliates and (b) Third Parties, so long as, in the case of clause (b), Pfizer, its Affiliate or its Sublicensee, also sublicenses to such Third Parties rights to Develop or Commercialize the Product. Pfizer (including its Affiliates and Sublicensees) shall also have the right, without the consent of Novavax, to sublicense its rights under the licenses granted in Section 2.1 [***] to Third Parties to Manufacture the Adjuvant or Adjuvant Intermediates, as applicable, with notice to Novavax. Pfizer shall: (i) ensure that all permitted sublicenses are consistent with the applicable terms of this Agreement, (ii) require each Sublicensee to comply with Pfizer’s obligations under this Agreement that are applicable to Sublicensees, including the confidentiality and non-use obligations set forth in Article 9 and the use restrictions set forth in Section 2.8, and (iii) be and remain responsible for all such Pfizer Affiliates and Sublicensees sublicensed in accordance with this Section 2.2 to the same extent as if such activities were conducted by Pfizer. Any

    Confidential
Execution Version

sublicense granted by Pfizer not in accordance with this Section 2.2 will be null, void, and of no further effect.
2.3Second Field Option. Novavax hereby grants to Pfizer the option to designate, at any time during the Term, any infectious disease for inclusion as the Second Field that is, at the time of nomination, not Unavailable, and thereby include such disease in the Field pursuant to the terms and conditions set forth in this Section 2.3 (the “Second Field Option”). At any time during the Term, Pfizer may provide written notice to Novavax requesting to designate a disease as the Second Field and thereby include such disease in the Field (the “Exercise Notice”). Within [***] after receipt of an Exercise Notice (the “Response Period”), Novavax shall provide written notice to Pfizer, which notice shall either accept or reject Pfizer’s request to include such disease in the Field; provided that Novavax shall only be permitted to reject Pfizer’s request in the event that the disease proposed by Pfizer is Unavailable. Any notice of rejection shall include the reason for such rejection. [***].
2.4Information Disclosures and Assistance.
(a)Disclosures. Within [***] after the Effective Date, Novavax shall, at no cost to Pfizer, disclose and transfer to Pfizer or its Representative the Novavax Know-How (excluding any Novavax Manufacturing Know-How) and associated documents set forth in Exhibit 2.4(a). Upon Pfizer’s reasonable written request during the Term, such requests to be made no more than [***] each Calendar Year, Novavax shall, at no cost to Pfizer, disclose to Pfizer or its Representative any additional Novavax Know-How (excluding Novavax Manufacturing Know-How) not previously disclosed to Pfizer that is specifically requested by Pfizer or that has otherwise come into the Control of Novavax. Notwithstanding any provision to the contrary set forth in this Agreement, the Parties acknowledge and agree that Novavax shall have no obligation, either express or implied, to disclose to Pfizer any Novavax Manufacturing Know-How unless and until the occurrence of an Adjuvant Manufacturing Trigger Event or Adjuvant Intermediate Trigger Event, as applicable, in which case Novavax will disclose the applicable Novavax Manufacturing Know-How in accordance with Section 2.4(b) or Section 2.4(c), as applicable.
(b)Technology Transfer of Adjuvant Manufacturing from Adjuvant Intermediates. Within [***] after Pfizer’s request following the occurrence of an Adjuvant Manufacturing Trigger Event and without limiting Pfizer’s rights under Section 2.5, Novavax shall, at no cost to Pfizer, (i) transfer or cause to be transferred to Pfizer or its Representative [***].
(c)Technology Transfer of Manufacturing Process for Adjuvant Intermediates. Within [***] after Pfizer’s request following the occurrence of an Adjuvant Intermediate Trigger Event and without limiting Pfizer’s rights under Section 2.5, Novavax shall, [***].
2.5Tox Material. Within [***] following the Effective Date, Novavax will deliver to Pfizer at its Pearl River site [***]. All such quantities of Adjuvant shall, at the time of delivery to Pfizer, have been manufactured by or on behalf of Novavax within the previous [***].
2.6Escrow. Within [***] following the Effective Date, the Parties shall negotiate in good faith and enter into an escrow agreement (the “Escrow Agreement”) with a mutually agreed upon escrow agent (the “Escrow Agent”). The Escrow

    Confidential
Execution Version

Agreement shall, among other things: (a) name Pfizer as a beneficiary under the Escrow Agreement; (b) set forth the Novavax Manufacturing Know-How [***]; (c) [***], provided that, promptly following any material change to the manufacturing process or materials used in the manufacturing process for the Adjuvant, Novavax shall update any Novavax Manufacturing Know-How accordingly; (d) provide that the applicable Escrow Materials shall be automatically released by the Escrow Agent to Pfizer, without any consent of Novavax, upon the occurrence of the Adjuvant Intermediate Trigger Event or the Adjuvant Manufacturing Trigger Event.
2.7Right of Reference. Novavax hereby grants to Pfizer, its Affiliates and its Sublicensees a “right of reference” as that term is defined in 21 C.F.R. § 314.3(b) (or any analogous applicable Law recognized outside of the United States), to (a) subject to the terms of this Agreement (including, for the avoidance of doubt, Section 2.9), all data, filings with a Regulatory Authority and Regulatory Approvals for Matrix-M (including the Matrix-M MF) that are Controlled by Novavax or its Affiliates solely to Develop, Manufacture (excluding to Manufacture the Adjuvant or any component thereof), Commercialize or otherwise Exploit (excluding Manufacture) Products in the Field in the Territory (but solely to the extent relating to Adjuvant contained therein), and (b) subject to the terms of this Agreement (including, for the avoidance of doubt, Section 2.4, Section 2.9 and Section 4.2), all data, filings with a Regulatory Authority and Regulatory Approvals for Matrix-M (including the Matrix-M MF) or that are otherwise necessary or reasonably useful to Manufacture the Adjuvant from Adjuvant Intermediates or to Manufacture the Adjuvant Intermediates, in each case, that are Controlled by Novavax or its Affiliates, solely to Manufacture the Adjuvant from Adjuvant Intermediates, or to Manufacture the Adjuvant Intermediates, as applicable, and Novavax will provide a signed statement to this effect, if requested by Pfizer, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous Law outside of the United States).
2.8Modification. Notwithstanding any provision to the contrary set forth in this Agreement, Pfizer, its Affiliates, Sublicensees and its and their Third Party contractors, will not reverse engineer or attempt to determine the chemical structure, make-up or sequence of, or determine the chemical or biological properties of, or make or attempt to make any analogues, progeny or derivatives of, or modifications to, the Adjuvant (or the manufacturing or production methods therefor), except for any changes that are approved by Novavax in a written amendment to this Agreement prior to Pfizer making such change; provided that Novavax will provide Pfizer with sufficient information for Pfizer to conduct compatibility and stability testing of the Adjuvant or Product.
2.9No Additional Rights. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any Patent Rights, Know-How or other Intellectual Property Rights or information Controlled by such Party. For the avoidance of doubt, nothing in this Agreement shall be deemed to grant to Pfizer hereunder any right or license to (a) practice any Patent Rights or Know-How Controlled by Novavax or its Affiliates to the extent such Patent Rights Cover or the Know-How is related to the composition of an Antigen or (b) practice the Novavax Technology other than as expressly licensed and permitted under this Agreement. Notwithstanding the foregoing, to the extent any Patent Rights Controlled by Novavax or its Affiliates Cover, or Know-How Controlled by Novavax or its Affiliates is necessary or reasonably useful to Exploit, in each case, any composition consisting or comprised of the combination of the Adjuvant and an Antigen (other than a specific Antigen proprietary to Novavax or its Affiliates) in a Field or the use of the Adjuvant in combination with an Antigen (other

    Confidential
Execution Version

than a specific Antigen proprietary to Novavax or its Affiliates) in a Field, such Patent Rights and Know-How are included in the Patent Rights and Know-How licensed to Pfizer pursuant to Section 2.1, such that Pfizer shall have the right to practice such Patent Rights and Know-How pursuant to the license granted to Pfizer under Section 2.1. Notwithstanding anything herein to the contrary, this Agreement is not intended to restrict or waive any rights that a Party may otherwise have under applicable Law, including 35 U.S.C. § 271(e)(1).
3.CONSIDERATION AND PAYMENT TERMS.
3.1Upfront Payment. Pfizer shall make a one-time payment to Novavax of Thirty Million U.S. Dollars ($30,000,000) within [***] after the Effective Date.
3.2Development Milestones. On a Field-by-Field basis, Pfizer will make the following one-time payments (each, a “Development Milestone Payment”) to Novavax within [***] following the first occurrence of the applicable event listed below for the first Product in such Field to achieve such event (each, a “Development Milestone Event”).

[***]:

	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]

[***]:

	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]

Each of the Development Milestone Payments payable pursuant to this Section 3.2 will be payable one time only for each Field on the first occurrence of a Product in such Field to attain such Development Milestone Event regardless of the number of times the same event is achieved for all Products in such Field. If a Development Milestone Event described in subsection (ii) or (iii) of a table above is achieved prior to the achievement of one or more earlier Development Milestone Events described in subsection (i) or (ii) of such table, as applicable, then Pfizer will pay the Development Milestone Payment(s) for the earlier Development Milestone Event(s), as applicable, together with the Development Milestone Payment for the most recently achieved Development Milestone Event in such table. The maximum amount payable by Pfizer under this Agreement for all Products in each Field with respect to all Development Milestone Payments if all Development Milestone Events for such Field are achieved will be [***], and the maximum amount payable by Pfizer under this Agreement for all Products in all Fields with respect to all Development Milestone Payments if all Development Milestone Even

    Confidential
Execution Version

ts for all Fields occur will be [***].
3.3Sales Milestones. On a Field-by-Field basis, Pfizer will pay Novavax the following one-time payments (each a “Sales Milestone Payment”) when aggregate Net Sales of all Products in the applicable Field in the Territory in a given Fiscal Year first reach the respective thresholds indicated below (each, a “Sales Milestone Event”):

[***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Pfizer will make any Sales Milestone Payment payable pursuant to this Section 3.3 with respect to a Fiscal Year within [***] after the end of the applicable Fiscal Quarter in which such Sales Milestone Event is achieved and such payment will be accompanied by a report identifying the relevant Products in the Field, Net Sales of such Products, and the amount payable to Novavax under this Section 3.3. For the avoidance of doubt, (a) each Sales Milestone Payment set forth above will be payable one time only with respect to the Products in the Field to achieve such Sales Milestone Event, regardless of the number of times the corresponding annual Net Sales levels are achieved by Products in the Field and (b) if multiple Sales Milestones Events are achieved in a single Calendar Year, then all corresponding Sales Milestone Payments for such achieved Sales Milestone Events will be payable. The maximum amount payable by Pfizer under this Agreement for Net Sales of all Products in each Field with respect to all Sales Milestone Payments if all Sales Milestone Events for such Field are achieved will be [***], and the maximum amount payable by Pfizer under this Agreement with respect to all Sales Milestone Payments if all Sales Milestone Events occur with respect to all Fields will be [***].
3.4Royalty Payments.
(a)Royalties on Net Sales. On a Product-by-Product and country-by-country basis, Pfizer will pay Novavax quarterly royalties (each, a “Royalty Payment”) based on the portion of annual Territory-wide Net Sales of each Product during the applicable Royalty Term in each country in the Territory at the following rates:

    Confidential
Execution Version

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Fully Paid-Up, Royalty Free License. Following expiration of the Royalty Term for a Product in a given country, no further royalties will be payable in respect of sales of such Product in such country, and thereafter the license granted to Pfizer under this Agreement with respect to such Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.
(c)Adjustment for Third Party Licenses. On a Product-by-Product basis, if, after the Effective Date, Pfizer (acting reasonably and in good faith) determines that (i) Patent Rights (alone or together with Know-How) held by one or more Third Parties are necessary or reasonably useful or (ii) Know-How is subject of a breach of Novavax’s representation in Section 6.2(r), in each case ((i) or (ii)), to Develop, Manufacture, Commercialize or otherwise Exploit the Product [***] in the Field, whether directly or through any Pfizer Affiliate or Sublicensee, then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Rights or Know-How, as applicable (each such Third Party license referred to herein, an “Additional Third Party License”). Pfizer may offset (A) up to [***] of the royalties paid on Net Sales of Products in any country under any Additional Third Party License entered pursuant to clause (i) and (B) up to [***] of the royalties paid (including, for the avoidance of doubt, royalties paid on account of Know-How (alone or together with Patent Rights)) on Net Sales of Products in any country under any Additional Third Party License entered pursuant to clause (ii), in each case ((A) and (B)), against any Royalty Payments payable under Section 3.4(a) on such Net Sales in such country. If Pfizer reasonably believes any other Know-How is necessary or reasonably useful to Exploit the Product other than as a result of Novavax’s representation in Section 6.2(r), then the Parties will discuss in good faith the sharing of costs under any agreement for such Know-How.
(d)No Adjustment for Novavax Third Party Agreements. Novavax shall be solely responsible for (i) all obligations (including any royalty or other obligations that relate to the Novavax Technology) under its agreements with Third Parties that are in effect as of the Effective Date or any agreement that Novavax may enter into during the Term and (ii) all payments to inventors of Novavax Technology, including payments under applicable inventorship compensation Laws.
(e)Royalty Floor. Notwithstanding the foregoing or any provision to the contrary herein, in no event shall the effective royalty rate payable to Novavax in any country during any Fiscal Quarter be less than [***] of the otherwise applicable rate set forth in Section 3.4(a), provided that no such floor will apply to deductions in Section 3.4(c) to the extent Novavax breaches its representation under Section 6.2(r).
(f)Reports and Payments.
(i)Cumulative Royalties. The obligation to pay Royalty Payments under this Agreement will be imposed only once with respect to any sale of any given unit of Product.

    Confidential
Execution Version

(ii)Royalty Statements and Payments. As soon as reasonably practicable, but in no event more than [***], Pfizer will deliver to Novavax a flash report setting forth its reasonable good faith estimates of Net Sales of Products for the most recent Fiscal Quarter. Within [***], Pfizer will deliver to Novavax a report setting forth, for the most recent Fiscal Quarter, the following information, on a Product-by-Product, country-by-country and Territory-wide basis: (A) Net Sales of each Product, (B) the adjustments to the Royalty Payment for the Net Sales of any such Product, as applicable, and (C) the Royalty Payments due hereunder for the Net Sales of each such Product (the “Detailed Royalty Report”). No such reports under this Section 3.4(f)(ii) will be due for any such Product after the expiration of the Royalty Term for all Products in all countries in the Territory, and Pfizer shall not be required to include in any such reports any such information regarding a Product in a country in which the applicable Royalty Term has expired. Following receipt of the Detailed Royalty Report, Novavax shall promptly submit an invoice to Pfizer for the full amount of the corresponding Royalty Payment, which amount shall be payable within [***] after Pfizer’s receipt of an undisputed invoice.
(iii)Method of Payment. The payments due under this Article 3 shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism or any other means of electronic funds transfer, at Pfizer’s election, to the bank account as set forth below or such other bank account as designated by Novavax in writing to Pfizer at least [***] before payment is due. Any payment that falls due on a date that is not a Business Day may be made on the next succeeding Business Day:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
3.5Records; Audits. During the Term and for [***] thereafter, Pfizer shall (and shall cause its Affiliates and Sublicensees to) keep complete and accurate records of sales of Products and such other matters as may affect the determination of any amount payable to Novavax hereunder in sufficient detail to enable certified public accountants engaged by Novavax to determine any amounts payable to Novavax under this Agreement. Pfizer shall (and shall cause its Affiliates and Sublicensees to) permit certified public accountants engaged by Novavax, at Novavax’s expense (except as provided below), to examine not more than once in any [***] period and not more than once with respect to any particular period, its books, ledgers, and records relating to the sales of Products under this Agreement and during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement or the accuracy of any amount payable hereunder for a [***] period after the period to which such records relate. Upon completion of the audit, the accounting firm will provide both Pfizer and Novavax a written report disclosing any purported discrepancies in the reports submitted by Pfizer or the royalties or Sales Milestone Payments paid by Pfizer, and, in each case, the specific details concerning any discrepancies. No other information will be provided to Novavax. If such accounting firm concludes that Pfizer underpaid any amounts to Novavax, then Pfizer will remit such underpayment to Novavax within [***]

    Confidential
Execution Version

of the date that Pfizer receives the accountant’s report. Should any examination conducted by Novavax or its Representatives pursuant to the provisions of this paragraph result in an increase of more than [***] of any payment due to Novavax hereunder, Pfizer, in addition to any amounts that may be due to Novavax, shall be obligated to reimburse the reasonable out-of-pocket expenses incurred by Novavax with respect to such examination within [***] after receipt of an invoice therefor from Novavax. If such accounting firm concludes that Pfizer overpaid Royalty Payments or Milestone Payments to Novavax, then Novavax will refund such overpayments to Pfizer within [***] of the date that Novavax receives such accountant’s report or, at Pfizer’s option, Pfizer shall be entitled to offset all such overpayments against any outstanding or future amounts payable to Novavax hereunder until Pfizer has received full credit for such overpayment. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of Pfizer, its Affiliates or its Sublicensees that are provided to or subject to review by Novavax under this Article 3 shall be deemed to be Pfizer’s Confidential Information and subject to the provisions of Article 9.
3.6Taxes and Withholding.
(a)It is understood and agreed between the Parties that any payments made by Pfizer to Novavax under this Agreement are exclusive of any value added or similar tax (“VAT”) imposed upon such payments. Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the Laws of the country in which the VAT is chargeable. In addition, if any payments made by Pfizer pursuant to this Agreement become subject to withholding Taxes under the Laws or regulations of any jurisdiction or Governmental Authority, then: (i) Pfizer will deduct and withhold the amount of such Taxes for the account of Novavax to the extent required by applicable Laws or regulations; (ii) such amounts payable to Novavax will be reduced by the amount of Taxes deducted and withheld; and (iii) Pfizer will pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and transmit to Novavax an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Novavax to claim such payment of Taxes. Any such withholding Taxes required under applicable Laws or regulations to be paid or withheld will be an expense of, and borne solely by, Novavax. Pfizer will provide Novavax with reasonable assistance to enable Novavax to recover such Taxes as permitted by applicable Laws or regulations. The Parties shall reasonably cooperate with each other in claiming exemptions from such deductions and withholdings under any agreement or treaty in effect at the relevant time.
(b)Notwithstanding any provision in this Agreement to the contrary, (i) if an action (including but not limited to any assignment, sublicense or exercise by any Affiliate of a Party’s rights or obligations under this Agreement, or payment by any Affiliate of any amount due under this Agreement, or any failure to comply with applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding Tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum that it would have received had no such action occurred, (ii) otherwise, the sum payable by that Party (in respect of which such withholding is required to be made) shall be made to the other Party after deduction of the amount

    Confidential
Execution Version

required to be so withheld, which withheld amount shall be remitted in accordance with applicable Law.
3.7Currency. All amounts payable and calculations under this Agreement shall be in [***]. As applicable, Net Sales and any Royalty Payment deductions will be translated into [***] at the Foreign Exchange Rate. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Article 3, then Pfizer shall continue to provide Net Sales reports for such Royalty Payments, such Royalty Payments shall continue to accrue in such country or regulatory jurisdiction, and the Parties shall consult with a view to finding a prompt and acceptable solution. If the Parties are unable to identify a mutually acceptable solution regarding such payment, then Pfizer may elect, in its sole discretion, to deliver such payment in the relevant jurisdiction and in the local currency of the relevant jurisdiction.
3.8No Guarantee of Success. Pfizer and Novavax acknowledge and agree that nothing in this Agreement or in the Parties’ discussions or exchange of information prior to entering into this Agreement will be construed as representing any estimate or projection of (a) the successful Development or Commercialization of any Product under this Agreement, (b) the number of Products that will or may be successfully Developed or Commercialized under this Agreement, (c) anticipated sales or the actual value of any Products that may be successfully Developed or Commercialized under this Agreement or (d) the damages, if any, that may be payable if this Agreement is terminated for any reason.
4.RESEARCH, DEVELOPMENT AND COMMERCIALIZATION; ADJUVANT MANUFACTURING.
4.1General. During the Term, the Parties acknowledge and agree that Pfizer shall have sole authority over and exclusive control of all matters relating to the Development (including the filing of Regulatory Approvals for), Manufacture (excluding the Manufacture of the Adjuvant, except after the occurrence of the Adjuvant Manufacturing Trigger Event to Manufacture the Adjuvant from Adjuvant Intermediates or the Adjuvant Intermediate Trigger Event to Manufacture the Adjuvant Intermediates) and Commercialization of any Products.
4.2Adjuvant Manufacturing.
(a)Within [***] after the Effective Date, the Parties shall negotiate in good faith and enter into a clinical supply agreement, pursuant to which Novavax shall Manufacture and supply to Pfizer the Adjuvant for Development of Products (the “Clinical Supply Agreement”). Promptly following Pfizer’s request, the Parties shall negotiate in good faith and enter into a commercial supply agreement, pursuant to which, unless and until Pfizer terminates such supply agreement, Novavax shall Manufacture and supply to Pfizer the Adjuvant for Commercialization of Products (the “Commercial Supply Agreement”; the Clinical Supply Agreement and the Commercial Supply Agreement each individually, a “Supply Agreement”, and collectively, the “Supply Agreements”). The Commercial Supply Agreement shall include the pricing terms set forth in Exhibit 4.2(a) and such other non-economic terms and conditions typical for agreements in the biopharmaceutical industry for the supply of materials or components to be used in the manufacture of vaccine products.
(b)During the Term, unless and until such time that the Adjuvant Manufacturing Trigger Event has occurred, the Parties stipulate and agree that (i) (A)

    Confidential
Execution Version

Novavax will retain sole authority over, and exclusive control of, the Manufacture of the Adjuvant, and (B) Pfizer and its Affiliates shall not, and Pfizer shall not permit its Sublicensees to, exercise the license under Section 2.1(b) to Manufacture the Adjuvant, and (ii) Pfizer will purchase, or otherwise source, the Adjuvant exclusively from Novavax.
(c)Upon the occurrence of the Adjuvant Manufacturing Trigger Event, Pfizer shall have the right to Manufacture the Adjuvant from Adjuvant Intermediates itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Pfizer strictly in accordance with the terms of this Agreement. On and after the occurrence of the Adjuvant Manufacturing Trigger Event, (i) (A) Novavax will retain sole authority over, and exclusive control of, the Manufacture of Adjuvant Intermediates and (B) Pfizer and its Affiliates shall not, and Pfizer shall not permit its Sublicensees to, exercise the license under Section 2.1(b) to Manufacture the Adjuvant Intermediates and (ii) Pfizer will purchase, or otherwise source, the Adjuvant Intermediates exclusively from Novavax.
(d)Upon the occurrence of the Adjuvant Intermediate Trigger Event, Pfizer shall have the right to Manufacture the Adjuvant itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Pfizer strictly in accordance with the terms of this Agreement.
4.3Reporting. Pfizer shall provide Novavax with written notice of its submission of an IND for each Product in the Field promptly after submission thereof together with a high-level description of the Product.
4.4Pharmacovigilance Matters. If either Party reasonably believes that it may be necessary or advisable to exchange information concerning adverse events related to the Adjuvant to comply with regulatory or legal obligations, then, upon such Party’s written request, the Parties shall meet and discuss such matter in good faith. If the other Party (acting reasonably and in good faith) agrees that it is necessary or advisable to exchange such information, the Parties shall reasonably cooperate to take actions to comply with such regulatory or legal obligations, which actions may include entering into a pharmacovigilance agreement (the “Pharmacovigilance Agreement”).
5.IP OWNERSHIP; PATENT PROSECUTION; ENFORCEMENT.
5.1IP Ownership. Each Party will solely own all Intellectual Property Rights that are either (a) Controlled by such Party as of the Effective Date or (b) generated by or on behalf of such Party, its Affiliates or (sub-)licensees (including Sublicensees) or their respective Representatives during the Term (such Intellectual Property Rights under clause (b), each Party’s “Foreground IP”). Inventorship of Foreground IP will be determined by application of U.S. patent law pertaining to inventorship, and ownership of such Foreground IP will follow inventorship. Notwithstanding the foregoing, in the event that Pfizer, in violation of Section 2.8, invents any Foreground IP constituting an improvement or modification to, or derivative of, the Adjuvant, Pfizer shall (and shall cause its Affiliates, Sublicensees and its and their Third Party contractors to), and hereby does, assign all rights, title and interests that Pfizer, its Affiliates, Sublicensees and its and their Third Party contractors may have in and to such Foreground IP (solely to the extent such Foreground IP is directed to such improvement or modification to, or derivative of, the Adjuvant supplied to Pfizer under this Agreement) to Novavax, and Novavax accepts such assignment; provided that such Foreground IP shall automatically be included in the Novavax Technology hereunder. Pfizer, at Pfizer’s cost and expense,

    Confidential
Execution Version

will provide Novavax with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment. To the extent Pfizer, its Affiliates, Sublicensees and its and their Third Party contractors, are unable to assign any such Foreground IP to Novavax due to restrictions under applicable Law, Pfizer will (and will cause its Affiliates, Sublicensees and its and their Third Party contractors to), and hereby does, grant to Novavax and its Affiliates an irrevocable, perpetual, fully-paid-up, royalty-free exclusive license under such Foreground IP for use in all fields worldwide and without further obligation or liability to Pfizer.
5.2Prosecution, Maintenance, Enforcement and Defense of Foreground IP. Each Party shall have the sole right (but not the obligation), at its sole expense, to prosecute, maintain, enforce and defend any Patent Rights directed to any such Party’s Foreground IP.
5.3Prosecution, Maintenance and Enforcement of Novavax Patent Rights.
(a)Novavax, at its sole expense, shall have and may exercise in its sole discretion, exclusive control over the preparation, filing, prosecution, maintenance, and enforcement of the Novavax Patent Rights.
(b)If any Party becomes aware of any actual or potential claim that their own activities or the activities of the other Party hereunder or under a Supply Agreement infringe or misappropriate the Intellectual Property Rights of any Third Party, then such Party will promptly notify the other Party; provided that Pfizer shall have no obligation to notify Novavax regarding any actual or potential claim to the extent that it does not specifically relate to the Adjuvant or Patent Rights owned or controlled by such Third Party that are alleged to Cover the Adjuvant. Each Party will have the right to control the defense of any such claim brought against it.
5.4Cooperation. Each Party will provide the other Party reasonable assistance, at the other Party’s request and expense, in the following circumstances: (a) the requesting Party is exercising its right to prosecute Patent Rights directed to Foreground IP pursuant to Section 5.2, (b) in the case the requesting Party is Novavax, Novavax is exercising its right to enforce Novavax Patent Rights pursuant to Section 5.3(a), or (c) in the case the requesting Party is Pfizer, (i) Pfizer is exercising its right to defend against Third Party opposing Patent Rights directed to Pfizer’s Foreground IP or (ii) Pfizer is exercising its right to seek patent term extensions pursuant to Section 5.5, including with respect to cooperation related to the enforcement of Patent Rights under this Section 5.4, joining any action as a party if required by Law to pursue the enforcement of such Patent Rights or providing the enforcing Party any reasonably requested documentation or other materials. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patent Rights, Know-How or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. If the Parties agree that a separate agreement memorializing this understanding would be desirable, then the Parties will negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may agree.
5.5Patent Term Extensions. Pfizer will have the exclusive right, but not the obligation, to seek, at its sole expense, in Novavax’s name if so required, patent term extensions, and supplemental protection certificates and the like with respect to each

    Confidential
Execution Version

Product that are available under Law, including 35 U.S.C. § 156 and applicable foreign counterparts, in any country in the Territory in relation to Patent Rights that Cover such Product; provided that Pfizer will not, and shall not have the right to, extend any Patent Right within the Novavax Technology (or otherwise owned or Controlled by Novavax or its Affiliates) without Novavax’s prior written consent (not to be unreasonably withheld or delayed).
6. REPRESENTATIONS; WARRANTIES AND COVENANTS.
6.1Mutual Representations and Warranties. Each of Novavax and Pfizer hereby represents and warrants to the other Party as of the Effective Date that:
(a)it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;
(b)the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;
(c)it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(d)this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and
(e)the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any binding obligation existing as of the Effective Date.
6.2Novavax Representations and Warranties. Novavax hereby represents and warrants to Pfizer as of the Effective Date that:
(a)the execution and delivery of this Agreement by Novavax, and the consummation of the transactions contemplated hereby and thereby, do not require any material consent, waiver, authorization or approval of, or any notice to or other filing with, any Governmental Authority;
(b)Novavax is the sole and exclusive owner of the Novavax Technology, free and clear of any claims, liens, charges or encumbrances;
(c)Novavax has the full right, power and authority, and does not require the consent of any Third Party, to grant the licenses and other rights granted or to be granted to Pfizer, Pfizer’s Affiliates or Pfizer’s Sublicensees in accordance with this Agreement;
(d)(i) Exhibit 1.77 sets forth a true and complete list of all Novavax Patent Rights existing as of the Effective Date, (ii) each such issued Novavax Patent Right is in full force and effect as of the Effective Date, and (iii) Novavax or its Affiliates have timely paid all filing and renewal fees payable with respect to such Novavax Patent Rights;

    Confidential
Execution Version

(e)(i) to Novavax’s Knowledge, the issued and pending Novavax Patent Rights as of the Effective Date, are valid and enforceable Patent Rights and (ii) no Third Party (A) is, to Novavax’s Knowledge, infringing any Novavax Patent Right or (B) has challenged or threatened in writing to challenge the ownership, scope, validity or enforceability of, or Novavax’s rights in or to, any Novavax Patent Right (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
(f)Novavax, its Affiliates and, to Novavax’s Knowledge, all Third Parties and Representatives acting on Novavax’s behalf in connection with this Agreement have complied with all applicable Laws in all material respects, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Novavax Patent Rights;
(g)Novavax, its Affiliates, and to Novavax’s Knowledge, all Third Parties and Representatives acting on Novavax’s behalf, have complied in all material respects with all applicable Laws and accepted pharmaceutical industry business practices, including, to the extent applicable, anti-bribery and anti-corruption laws, (such as, if applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, accounting and recordkeeping laws, and Laws relating to interactions with healthcare professionals or healthcare providers and Government Officials), the FD&C Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services;
(h)with respect to any payments or services provided in connection with the activities under this Agreement, Novavax, its Affiliates, and to Novavax’s Knowledge, all Third Parties and Representatives acting on Novavax’s behalf, have not taken any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other Person in order to gain an improper advantage, and has not accepted any such payment;
(i)Novavax has obtained from all inventors of Novavax Technology existing as of the Effective Date, valid and enforceable agreements assigning to Novavax each such inventor’s entire rights, title and interests in and to all such Novavax Technology;
(j)no Novavax Technology existing as of the Effective Date is subject to any funding agreement with any government or Governmental Authority;
(k)there is no (i) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to Novavax’s Knowledge, threatened against Novavax or any of its Affiliates or (ii) judgment or settlement against or owed by Novavax or any of its Affiliates, in each case with respect to the Novavax Patent Rights or the transactions contemplated by this Agreement;
(l)to Novavax’s Knowledge, there is no material adverse event, or medical or scientific concerns regarding the safety, contraindications or effectiveness of the use of

    Confidential
Execution Version

the Adjuvant or any products containing the Adjuvant that have not been previously disclosed to Pfizer;
(m)Novavax has not, nor to Novavax’s Knowledge, has any Third Party acting under authority of Novavax, made an untrue statement of a material fact to any Regulatory Authorities with respect to the Adjuvant, or failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Adjuvant;
(n)to Novavax’s Knowledge, there is no material fact, circumstance, data or result with respect to the Adjuvant that Novavax believes would adversely affect the Regulatory Approval of a Product in any country in the Territory that has not been disclosed to Pfizer;
(o)to Novavax’s Knowledge, there is no (i) prior art or other facts that Novavax believes would result in the invalidity or unenforceability of any issued or pending claims included in the Novavax Patent Rights, (ii) any inequitable conduct or fraud on any patent office with respect to any of the Novavax Patent Rights or (iii) any Person (other than Persons identified in the applicable patent applications or patents, as inventors of inventions disclosed in the Novavax Patent Rights) who claims to be an inventor of an invention disclosed in the Novavax Patent Rights;
(p)neither Novavax nor its Affiliates Control any Patent Rights that Cover, or Know-How that is specific to, an Antigen directed to the [***] that is proprietary to Novavax or its Affiliates;
(q)neither Novavax nor any of its Affiliates are party to or otherwise subject to any agreement or arrangement that limits the ability of Novavax to grant to Pfizer the rights and licenses granted under this Agreement or that would otherwise restrict or limit the ability of Pfizer, its Affiliates or its Sublicensees to Exploit any of the Novavax Technology in accordance with the rights granted to Pfizer under this Agreement;
(r)neither Novavax nor its Affiliates, nor to Novavax’s Knowledge any Third Party acting on Novavax’s behalf or providing services for the benefit of Novavax or its Affiliates, has misappropriated any Know-How of any Third Party that is used in any Exploitation of the Adjuvant or the development of the Novavax Technology; and
(s)(i) to Novavax’s Knowledge, neither Novavax nor its Affiliates, nor any Third Party acting on Novavax’s behalf or providing services for the benefit of Novavax or its Affiliates, has infringed any Patent Rights of a Third Party in any Exploitation of the Adjuvant and (ii) to Novavax’s Knowledge, neither Novavax’s performance of its obligations under this Agreement and the Supply Agreement nor Pfizer’s practice of the rights granted hereunder to Exploit the Adjuvant in accordance with this Agreement as of the Effective Date will infringe any Patent Rights of a Third Party.
6.3Covenant of Novavax.
(a)Novavax, its Affiliates and all Third Parties and Representatives acting on Novavax’s behalf in connection with this Agreement will comply with all applicable Laws in all material respects, including to the extent applicable, anti-bribery and anti-corruption laws, (such as, if applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, accounting and recordkeeping laws, and Laws relating to interactions with healthcare professionals or healthcare providers and Government Officials), the FD&C Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42

    Confidential
Execution Version

U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services.
(b)With respect to any payments or services provided in connection with the activities under this Agreement, Novavax, its Affiliates, and to Novavax’s Knowledge, all Third Parties and Representatives acting on Novavax’s behalf, will not during the Term take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other Person in order to gain an improper advantage, and will not accept in the future such payment.
(c)Novavax will not grant any right, license or interest in or to the Novavax Technology, or any part thereof, inconsistent with the license and rights granted to Pfizer under this Agreement.
6.4Representation by Legal Counsel. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.
6.5Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
7.INDEMNIFICATION; LIMITATION ON LIABILITY.
7.1Indemnification by Pfizer. Subject to the terms and conditions of this Agreement, Pfizer will indemnify, defend and hold harmless Novavax, each of its Affiliates, and each of their Representatives (each, a “Novavax Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that such Novavax Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of (a) the breach by or on behalf of any Pfizer Indemnified Party of any of its obligations, representations, warranties or covenants set forth in this Agreement including Article 6, (b) the Development, Manufacture, Commercialization, or other Exploitation of any Product, in either case by, on behalf of, or under the authority of, Pfizer (other than by any Novavax Indemnified Party), or (c) the negligence, recklessness or intentional acts of any Pfizer Indemnified Party or its Sublicensees, except, in each case, to the extent such Liability is a Liability for which Novavax is required to indemnify Pfizer pursuant to Section 7.2.
7.2Indemnification by Novavax. Subject to the terms and conditions of this Agreement, Novavax will indemnify, defend and hold harmless Pfizer, each of its Affiliates, and each of their Representatives (each, a “Pfizer Indemnified Party”) from and against any and all Liabilities that the Pfizer Indemnified Party may be required to

    Confidential
Execution Version

pay to one or more Third Parties resulting from or arising out of (a) the breach by or on behalf of any Novavax Indemnified Party of any of its obligations, representations, warranties or covenants set forth in this Agreement, including Article 6 or (b) the negligence, recklessness or intentional acts of any Novavax Indemnified Party, except, in each case, to the extent such Liability is a Liability for which Pfizer is required to indemnify Novavax pursuant to Section 7.1.
7.3Procedure.
(a)Notice. Each Party will notify the other Party in writing in the event such Party becomes aware of a claim for which indemnification may be sought by it hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) thereof; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.
(b)Control. The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within [***] after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim, subject to Section 7.4) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and shall cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within [***] after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.
7.4Settlement. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned, or delayed), enter into any settlement of a Third Party Claim; provided that the Indemnified Party’s consent shall not be required if such settlement (a) does not admit any wrongdoing by the Indemnified Party and (b) does not impose any obligation on the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but shall not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed). Each of the Indemnifying Party and the Indemnified Party shall not make any admission of liability

    Confidential
Execution Version

in respect of any Third Party Claim without the prior written consent of the other Party, and the Indemnified Party shall use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.
7.5No Consequential Damages. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A BREACH OF ARTICLE 9 OR SECTION 2.8, FROM ANY WILLFUL MISCONDUCT OR INTENTIONALLY WRONGFUL ACT, OR TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 7, IN NO EVENT WILL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL (ONLY AS RELATED TO INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES), INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, OR LOSS OF PROFITS OR REVENUE SUFFERED BY THE OTHER PARTY OR ANY OF ITS REPRESENTATIVES.
7.6Insurance. Each Party agrees to obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance (provided that Pfizer may self-insure) appropriate to cover its indemnification obligations under Section 7.1 or Section 7.2, as applicable, with limits of not less than [***] per occurrence. Insurance shall be provided by carriers having a minimum “A-” AM Best rating. Limits can be satisfied by any combination of primary and excess/umbrella coverage. All deductible/retentions of the name insured shall be the sole responsibility of the named insured.
8.TERM AND TERMINATION.
8.1Term; Expiration. Unless earlier terminated in accordance with this Article 8 (in which case the effective date of termination will be the last day of the Term), the term of this Agreement (the “Term”) will commence as of the Effective Date and expire, on a Product-by-Product and country-by-country or regulatory jurisdiction-by-regulatory jurisdiction basis, on the expiration of the Royalty Term with respect to such Product in such country or regulatory jurisdiction.
8.2Termination for Convenience by Pfizer. Pfizer may terminate this Agreement on a Product-by-Product or country-by-country basis or in its entirety upon [***] prior written notice to Novavax hereunder at any time.
8.3Termination for Cause by Either Party.
(a)Material Breach. Subject to the other terms and conditions of this Agreement, either Party may terminate this Agreement in its entirety if the other Party is in material breach of this Agreement and such breaching Party has not cured such material breach within [***] in the case of payment breaches and [***] in the case of all other breaches after the date of written notice to the breaching Party of such material breach (the “Cure Period”), which notice will describe such material breach in reasonable detail and will state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section 8.3. Any such termination of this Agreement will automatically become effective at the end of the Cure Period unless the breaching Party is actively engaged in curing the material breach prior to the expiration of such Cure Period, or, if such material breach is not susceptible to cure within the Cure Period (excluding all payment breaches), but the breaching Party has provided to the non-breaching Party a written plan during the Cure Period that is reasonably calculated to effect a cure, such

    Confidential
Execution Version

plan is reasonably acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party, then the Cure Period will be extended for up to an additional [***] for such breaches other than payment breaches, for a total of [***] days for such breaches.
(b)Disagreement as to Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach of this Agreement, then: (i) the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such notice of alleged material breach, for resolution pursuant to Section 10.3, pursuant to which the Executive Officers shall meet promptly to discuss the matter, and determine, whether or not there has been a material breach of this Agreement; (ii) the relevant Cure Period with respect thereto will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with this Section 8.3 and Section 10.3; (iii) it is understood and agreed that, during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; and (iv) if it is finally and conclusively determined that the breaching Party committed such material breach, then the breaching Party shall have the right to cure such material breach after such determination within the remaining Cure Period (or any other cure period established in such proceeding).
(c)Dispute Resolution. If the Executive Officers are unable to resolve a dispute referred to them pursuant to Section 8.3(b) within [***] after it is referred to them in accordance with Section 10.3, then (i) the matter may be resolved as provided in Section 10.3 or (ii) if the matter is not submitted to a court for resolution in accordance with Section 10.3 within [***] after the expiration of the [***] period described above, then the Cure Period with respect to the applicable material breach shall no longer be tolled.
8.4Effects of Termination.
(a)Upon expiration or termination of this Agreement, except as otherwise expressly provided herein (including as set forth in Section 3.4(b)), all rights and obligations of each Party hereunder shall cease (including all rights and licenses and sublicenses granted by either Party to the other Party hereunder).
(b)In the event that Pfizer has the right, after notice to Novavax, the resolution of any dispute resolution proceeding as described in Section 8.3, and failure of Novavax to cure within the applicable Cure Period, to terminate this Agreement pursuant to Section 8.3, but elects not to so terminate this Agreement, and such material breach does not result in an Adjuvant Intermediate Trigger Event or Adjuvant Manufacturing Trigger Event (or any event described therein), Pfizer shall notify Novavax promptly after the resolution of any dispute resolution proceeding as described in Section 8.3 and the end of such Cure Period if it is making such election, and, [***].
(c)[***].
(d)[***].
8.5Accrued Rights. Expiration or termination of this Agreement for any reason shall be without prejudice to any right that shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under

    Confidential
Execution Version

this Agreement. Expiration or termination of this Agreement shall not relieve either Party from any obligation that is expressly indicated to survive such expiration or termination.
8.6Survival. The following Articles and Sections, together with any provisions that expressly survive, shall survive expiration or termination of this Agreement for any reason: (a) Article 1, Article 3 (solely to the extent that any payment accrued prior to the effective date of expiration or termination of this Agreement), Article 7, Article 9 (solely for the time period set forth in Section 9.1), and Article 10, (b) Section 2.4, Section 2.6, Section 2.7, Section 4.2, Section 8.7(b), and Section 8.7(c), in each case, solely with respect to expiration of this Agreement and not termination of this Agreement, and (c) Section 2.8, Section 2.9, Section 5.1, Section 8.4, Section 8.5, and Section 8.6.
8.7Provision for Insolvency.
(a)Termination Right. Novavax will be deemed a “Debtor” under this Agreement if, at any time during the Term (i) a case is commenced by or against Novavax under the Bankruptcy Code (“Bankruptcy Case”), (ii) Novavax files for protection under Laws relating to bankruptcy, liquidation, reorganization, winding-up, or composition or readjustment of debts (other than under the Bankruptcy Code), (iii) Novavax assigns all or a substantial portion of its assets to which this Agreement relates for the benefit of creditors, or (iv) a receiver or custodian is appointed for Novavax’s business that is not discharged within [***]; provided that in the case of any involuntary case under the Bankruptcy Code or other action to which Novavax does not consent, Novavax will not be deemed a Debtor if the case or action is dismissed within [***] after the commencement thereof. If Novavax is deemed a Debtor, then Pfizer may terminate this Agreement by providing written notice to Novavax.
(b)Rights to Intellectual Property. All rights and licenses now or hereafter granted by Novavax to Pfizer under or pursuant to any Section of this Agreement, including Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.7 hereof, are rights to “intellectual property” (as defined in the Bankruptcy Code). The Parties acknowledge and agree that the payments provided for under Sections 3.1, 3.2 and 3.3 and all other payments by Pfizer to Novavax hereunder, other than Royalty Payments pursuant to Section 3.4, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. If (i) a case under the Bankruptcy Code is commenced by or against Novavax, (ii) this Agreement is rejected as provided in the Bankruptcy Code and (iii) Pfizer elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, then Novavax (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) will provide to Pfizer all Intellectual Property Rights licensed hereunder, and agrees to grant and hereby grants to Pfizer and its Affiliates a right to access and to obtain possession of and to benefit from and, in the case of any chemical or biological material or other tangible item of which there is a fixed or limited quantity, to obtain a pro rata portion of, each of the following to the extent related to the Adjuvant for use in a Product, or otherwise related to any right or license granted under or pursuant to this Agreement: (A) Novavax Technology, and (B) rights of reference in respect of regulatory filings and approvals, all of which constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and (iii) all other embodiments of such intellectual property, whether any of the foregoing are in Novavax’s possession or control or in the possession and control of any Third Party but that Novavax has the right to access or benefit from and to make available to Pfizer. Novavax will not interfere with the exercise by Pfizer or its Affiliates

    Confidential
Execution Version

of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use reasonable efforts to assist Pfizer and its Affiliates to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or desirable for Pfizer or its Affiliates or Sublicensees to exercise such rights and licenses in accordance with this Agreement.
(c)No Limitation of Rights. All rights, powers and remedies of Pfizer provided in this Section 8.7 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code involving Novavax.
9. CONFIDENTIALITY AND PUBLICITY.
9.1Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree, on behalf of themselves and their respective Affiliates, that, for the Term and for [***] thereafter (or, with respect to Confidential Information constituting a trade secret under applicable law that is disclosed to Pfizer in writing and marked or otherwise identified in writing as a trade secret, until such trade secret ceases to be Confidential Information), each Party (the “Receiving Party”), receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder shall keep and shall cause its Affiliates to keep such Confidential Information confidential and shall not, and shall cause its Affiliates to not, publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement. Confidential Information will exclude any information that the Receiving Party can establish:
(a)was already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;
(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
(c)became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, and other than through any act or omission of the Receiving Party or any of its Affiliates (or their Representatives) in breach of this confidentiality obligation;
(d)was disclosed to that Party, other than under an obligation of confidentiality, by a Third Party who had no obligation, directly or indirectly, to the Disclosing Party, not to disclose such information to others; or
(e)was independently discovered or developed by or on behalf of the Receiving Party without the use of or reference to the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.
9.2Authorized Disclosure. Notwithstanding the foregoing Section 9.1, each Party may disclose to Third Parties Confidential Information belonging to the other Party to the extent such disclosure in reasonably necessary to:
(a)prosecute or defend litigation between such Party and a Third Party,

    Confidential
Execution Version

(b)prosecute and maintain Patent Rights in accordance with the terms of this Agreement,
(c)generate regulatory filings and file for Regulatory Approvals, in each case, in accordance with the terms of this Agreement,
(d)allow its Affiliates and actual or potential Sublicensees and actual or potential Third Party contractors, in each case, engaged in accordance with this Agreement to exercise the Receiving Party’s rights or perform the Receiving Party’s obligations under this Agreement strictly in accordance with this Agreement; provided that any such disclosure is covered by terms of confidentiality with such Affiliates, Sublicensees, and Third Party contractors that are consistent with the Receiving Party’s obligations under this Article 9,
(e)share with the Receiving Party’s advisors (including financial advisors, attorneys, and accountants), actual or potential acquisition or collaboration partners, financing sources, or investors, or underwriters on a need to know basis; provided that any such disclosure is covered by terms of confidentiality with such advisors, partners, sources, investors, and underwriters that are consistent with the Receiving Party’s obligations under this Article 9 (which may include professional ethical obligations),
(f)to the extent required to comply with applicable Law or a court or administrative order (excluding the United States Securities and Exchange Commission or a similar regulatory agency in a country other than the United States (a “Stock Exchange”), which disclosures are subject to Section 9.4), in each case, to the extent applicable to such Party at such time; provided that the Party who is required to make such disclosure under this Section 9.2(f), if permitted under applicable Law or order, (i) provides the other Party with reasonable prior written notice, (ii) coordinates with the other Party with respect to the wording and timing of any such disclosure and affords the other Party an opportunity to oppose or limit, or secure confidential treatment for, such required disclosure, (iii) if unsuccessful in its efforts pursuant to clause (ii), then takes all reasonable and lawful actions to obtain confidential treatment for such disclosure, and (iv) discloses the minimum amount and scope of the Confidential Information necessary to comply with applicable Law.
In the event the Receiving Party shall deem it necessary to disclose, pursuant to this Section 9.2, Confidential Information belonging to the Disclosing Party, the Receiving Party shall, to the extent possible, give reasonable advance notice of such disclosure to the Disclosing Party and take reasonable measures to ensure confidential treatment of such information.
9.3Disclosure of Agreement; Public Announcements. Except for the initial press release set forth on Schedule 9.3 to be made by Novavax promptly following the Effective Date, neither Party shall issue any news release or other public announcement relating to this Agreement, including any of its terms, or to the performance of either Party hereunder, without the prior written approval of the other Party. All other publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties. If the Parties agree to issue a news release or other public announcement, then either Party may make subsequent public disclosures reiterating substantially the same text of such disclosure previously issued in accordance with this Agreement without having to obtain the other Party’s prior consent and approval so long

    Confidential
Execution Version

as the information in such disclosure remains true, correct and the most current information with respect to the subject matter set forth therein.
9.4SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or performance under, this Agreement, to the extent required to comply with the rules and regulations promulgated by a Stock Exchange.  Before disclosing this Agreement or any of the terms hereof pursuant to this Section 9.4, to the extent reasonably practicable and to the extent not prohibited by applicable Law or judicial or administrative process, such disclosing Party will (a) notify the other Party of such required disclosure, (b) take all steps reasonably necessary to seek the continued confidential treatment of, or redact, any Confidential Information of the other Party, and (c) only disclose that portion of Confidential Information of the other Party that is legally required to be disclosed. Without limiting the foregoing, to the extent reasonably practicable and to the extent not prohibited by applicable Law or judicial or administrative process, the Parties will consult with one another on the terms of this Agreement to be redacted in making any disclosure of the terms of this Agreement, with the Party making such public disclosure providing as much advance notice as is feasible under the circumstances, and giving consideration to the comments of the other Party.
10.MISCELLANEOUS
10.1Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:
[***]:

[***]

[***]:
[***]

[***]:
[***]

[***]:
[***]

[***]:
[***]
All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section 10.1.

    Confidential
Execution Version

10.2Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of [***], without regard to conflict of law principles thereof. Each Party to this Agreement hereby (a) irrevocably submits to the exclusive jurisdiction of [***] for the purpose of any and all actions, suits or proceedings, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise and/or any court action between the Parties relating to this Agreement. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.
10.3Dispute Resolution. If any dispute or disagreement arises between Pfizer and Novavax in respect of this Agreement, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:
(a)The Party claiming that such a dispute exists will give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute; and
(b)Within [***] after receipt of a Notice of Dispute, the Chief Vaccines Officer of Pfizer and the Chief Executive Officer of Novavax (with respect to a Party, its “Executive Officer”) will meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.
(c)Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.
10.4Assignment. Neither this Agreement nor any interest hereunder shall be assigned or transferred by a Party without the prior written consent of the other Party, except as follows: (a) a Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and such Party shall remain liable for all of its rights and obligations under this Agreement; and (b) a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets and/or sale of

    Confidential
Execution Version

stock or ownership interest, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement. Any attempted assignment not in accordance with this Section 10.4 shall be null, void, and of no legal effect.
10.5Force Majeure. Each Party will not be deemed to have defaulted under or breached any of its obligations under this Agreement, except for the payment of any amounts owed under this Agreement, to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes commercially reasonable efforts to mitigate or remove the condition and resume its performance of its obligations under this Agreement; provided, that after a period exceeding [***], the Parties will promptly meet to discuss in good faith mitigation strategies to proceed in a manner that maintains and abides by the Agreement. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, Law or order of any Governmental Authority, war, act of terror, civil commotion, labor dispute, strike or lock-out, supplier price increases, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
10.6Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by a duly authorized officer of both Parties. No provision of this Agreement will be waived by any act, omission, or knowledge of a Party or its Representatives except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
10.7Entire Agreement. This Agreement (including all schedules and exhibits attached hereto), together with the Supply Agreements and, if applicable, the Pharmacovigilance Agreement, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.
10.8Global Trade Control Laws. The Parties acknowledge that certain activities covered by or performed under this Agreement may be subject to Laws, regulations or orders regarding economic sanctions, import controls or export controls (“Global Trade Control Laws”). Each of the Parties will perform all activities under this Agreement in compliance with all applicable Global Trade Control Laws. Furthermore, with respect to the activities performed under this Agreement, each of the Parties represents, warrants and covenants that:
(a)Each Party will not, for activities under this Agreement, (i) engage in any such activities in a Restricted Market; (ii) knowingly involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations or Governmental Authorities from or located in a Restricted Market. “Restricted Market” for purposes of this Agreement means the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, Sudan, and Syria, or any other country or region sanctioned by the United States or European Union.

    Confidential
Execution Version

(b)Each Party represents and warrants that it is not a Restricted Party and, to the best of its knowledge, is not owned or controlled by a Restricted Party. With respect to activities performed under this Agreement, neither Party will knowingly engage or delegate to any Restricted Parties for any activities under this Agreement. For purposes of this Agreement means any individual or entity on any of the following “Restricted Party Lists”: the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List of the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List of the U.S. Department of Commerce; entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities published by the U.S. Health and Human Services’ Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of parties suspended or debarred from contracting with the U.S. government; and similar lists of Restricted Parties maintained by the Governmental Authorities of the countries that have jurisdiction over the activities conducted under this Agreement. “Restricted Party” means an individual or entity on a Restricted Party List.
(c)Neither Party will knowingly transfer to the other Party any goods, software, technology or services that are (i) controlled under the U.S. International Traffic in Arms Regulations or at a level other than EAR99 under the U.S. Export Administration Regulations; or (ii) specifically identified as an E.U. Dual Use Item or on an applicable export control list of another country.
10.9Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”
10.10Performance by Affiliates. Each Party may use one (1) or more of its Affiliates to perform its obligations and duties under this Agreement, provided that such

    Confidential
Execution Version

Party shall remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement and for the Affiliate’s compliance with the applicable terms of this Agreement, including such Affiliate’s adherence to all waivers, disclaimers, and limitations in this Agreement in favor of the other Party hereunder.
10.11Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
10.12Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and both of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile or digital (e.g., PDF) file, each of which shall be binding when received by the applicable Party.
10.13No Third Party Rights or Obligations. Except as expressly set forth in this Agreement (including in Article 7), no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
10.14Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.15Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.
NOVAVAX INC.
By:    _______________________________
Name:
Title:
PFIZER INC.

By:    _______________________________
Name:
Title:
[Signature Page to License Agreement]

[***]
[***]
[***]

[***]

[***]

[***]

[***]
[***]
•[***]
•[***]
•[***]
•[***]
•[***]
•[***]
•[***]

[***]
[***]
[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]